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                                                                     Exhibit 5.1


                               November 7, 1994


Board of Directors
BB&T Financial Corporation
223 West Nash Street
Wilson, North Carolina 27893

Gentlemen:

     This opinion is issued in connection with the Registration Statement of BB&T Financial Corporation ("BB&T Financial") on Form S-4 ("Registration Statement") filed with the Securities and Exchange Commission on September 1, 1994, relating to the registration of 4,517,862 shares of common stock, par value $2.50 per share, of BB&T Financial ("BB&T Financial Common Stock"). The BB&T Financial Common Stock will be issued in connection with the merger ("Merger") of Branch Banking and Trust Company of Virginia ("BB&T-VA"), a wholly owned subsidiary of BB&T Financial, with and into Commerce Bank, Virginia Beach, Virginia ("Commerce"), in accordance with an Agreement and Plan of Reorganization, dated as of June 24, 1994 and amended as of August 25, 1994, between BB&T Financial and Commerce and a related Plan of Merger, dated as of June 24, 1994, between BB&T Financial, BB&T-VA and Commerce.

     I have examined, among other things, the Articles of Incorporation and By-laws of BB&T Financial, the Registration Statement, the Agreement and Plan of Reorganization and the Plan of Merger, and I am familiar with the proceedings taken by BB&T Financial relating to the Merger. I also have examined such records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, I am of the opinion that, when the Registration Statement becomes effective in accordance with applicable law, the shares of BB&T Financial Common Stock to be issued in connection with the Merger, when issued pursuant to and in accordance with the terms of the Agreement and Plan of Reorganization and the Plan of Merger, will be validly issued, fully paid and nonassessable.

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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Opinions" in the Proxy Statement/Prospectus included in Part I of the Registration Statement.


                               Very truly yours,

                               /s/ Jerone C. Herring
                               -----------------------------
                               Jerone C. Herring
                               Vice President and Secretary